Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Announces Filing

PHILADELPHIA, June 22, 2018 (GLOBE NEWSWIRE) - Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that it filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

In the second quarter of 2017, the Company reported Revenue of $125.4 million with Net Earnings of $43.9 million and EPS of $0.84. The second quarter results included the sale of the Construction Claims Group resulting in a gain, net of taxes, of $52.2 million.  In addition, the Company recorded a one-time charge of $5.6 million in continuing operations in SG&A expenses.

Simultaneously with the closing of the sale of the Construction Claims Group, the proceeds from the sale, the amended credit facilities and cash on hand were used to reduce debt from $150.8 million to $25.9 million.

The Company plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, inclusive of the restatement of prior comparative periods, its Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018 in the third quarter of 2018. Once complete, the Company will be current with its regulatory filings. The Company expects to schedule an earnings call for the second quarter 2018 financial results shortly after the Company becomes current in its filings.

“With the second quarter gain on sale behind us, the company looks to accelerate remaining SEC filings to bring the company current.” said Paul Evans, Hill’s Interim CEO.

Hill International, with more than 3,000 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings, EBITDA margin, profit improvement, cost savings or other financial items; any statements of belief, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of restated filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
(215) 309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com

(HIL-G)

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